EXHIBIT 99.1

The Marygold Companies Reports Financial Results

For the Three and Nine Months Ended March 31, 2022

- - Company Reports Consolidated Profits, as investment continues with development of Marygold Mobile Fintech App --

San Clemente, California, May 16, 2022—The Marygold Companies, Inc. (NYSE American: MGLD) (the “Company” or “The Marygold Companies”) (formerly Concierge Technologies, Inc.), a diversified global holding firm, today reported financial results for the third fiscal quarter and nine months ended March 31, 2022.

On March 14, 2022, the Company completed an upsized underwritten public offering (which included the exercise, in full, of the over-allotment option) of an aggregate of 1,897,500 shares of common stock at $2.00 per share, receiving gross proceeds of approximately $3.7 million. Maxim Group LLC acted as sole book-running manager for the transaction.

“Our third fiscal quarter marked a milestone in the Company’s history and the start of a new era in our corporate development,” said Nicholas Gerber, Chief Executive Officer of The Marygold Companies. “With the up-listing of our shares to the NYSE American LLC, and our new ticker symbol to go with the change in our corporate name, the message is clear that our focus is on achieving solid returns for our shareholders.

“Our new corporate name signifies the Company’s evolution since its formation as a global holding firm in 2015, while the NYSE American listing is providing greater liquidity for our shareholders. Through hard work and dedication, our entire team has enabled us to achieve both of these longstanding objectives. To those shareholders who have been with us since 2002, thank you for your patience.”

Revenues for the third fiscal quarter totaled $9 million, compared with $10 million a year ago. Net income for the most recent three-month period was $0.9 million, equal to $0.02 per fully diluted per share, compared with $1.6 million, or $0.04 per fully diluted share, last year. Assets under management at our USCF Investments subsidiary continued strong at approximately $5 billion as of March 31, 2022.

“While on a consolidated basis we were profitable for the third quarter, the Company’s consumer-based subsidiary performances were impacted by several factors, including global supply chain issues, coupled with markedly higher shipping costs in New Zealand and the U.S., which contributed to lower profit margins. We also continued to invest in our Marygold & Co. subsidiary, which is completing the development of a mobile fintech app. Costs related to that development are expensed at the parent level, and are a major component of the differences in net income for the comparative quarterly periods,” said David Neibert, The Marygold Companies’ Chief Operations Officer. “As the Marygold mobile app is finalized, and the effects of the COVID pandemic begin to ease, we are expecting expenses and cost of goods sold to return to lower levels.”

For the nine months ended March 31, 2022, consolidated revenues totaled $28 million, compared with $30 million for the same period last year. Net income for the nine-month period amounted to $12 thousand, equal to breakeven per share, versus net income of $5 million, or $0.13 per fully diluted share, for the comparable period last year. The decrease in net income for the current year-to-date period was primarily due to the $2.5 million settlement in connection with the Company’s indirect subsidiary, United States Commodity Funds, LLC, and United States Oil Fund, LP, which are related business units of USCF Investments. Also contributing to lower earnings were the fintech app development costs, which totaled $1.5 million for the nine months ended March 31, 2022.

The Marygold Companies’ balance sheet at March 31, 2022 showed a continuing trend of strengthening. Total assets rose to $34 million, from $32 million as of June 30, 2021. Cash and cash equivalents remained at $16 million while stockholders’ equity increased to $28 million as of March 31, 2022, from $25 million as of June 30, 2021. The Company remains essentially debt free.

“We are tremendously excited about the development of the Marygold app, which is nearing completion. We believe the finished mobile app will be embraced as a unique fintech offering, enabling consumers to send, receive, spend, save, invest, and earn money securely through mobile devices. Beta testing is expected to begin within the coming months, and the app is expected to be launched before the end of calendar 2022,” Gerber added, “To monitor its progress or enroll on the user wait list, please visit the website at www.marygoldandco.com."

Business Units

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 10 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues in the development stage as it works toward introduction of a fintech mobile banking app. https://marygoldandco.com/.

Marygold & Co. (UK) Limited, formed in the U.K. in 2021 and located in London, England for the purpose of acquiring interests in certified financial advisors and asset managers in the U.K. No acquisitions have yet been completed, however certain agreements are in place that remain subject to completion of customary closing conditions prior consummation.

About The Marygold Companies, Inc.

The Marygold Companies, which changed its corporate name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to the launch of the Company’s fintech mobile banking app, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2021, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com

(Financial tables follow)

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2022	June 30, 2021

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,180,701	$16,072,955
Accounts receivable, net	1,007,455	1,070,541
Accounts receivable - related parties	2,346,570	2,038,054
Inventories	2,288,099	1,951,792
Prepaid income tax and tax receivable	705,827	747,343
Investments, at fair value	2,940,930	1,828,926
Other current assets	948,369	399,524
Total current assets	26,417,951	24,109,135

Restricted cash	13,913	13,989
Property, plant and equipment, net	1,559,152	1,573,445
Operating lease right-of-use asset	1,562,908	1,058,199
Goodwill	1,043,473	1,043,473
Intangible assets, net	2,105,053	2,341,803
Deferred tax assets, net - United States	827,476	827,476
Other assets, long - term	540,160	540,160
Total assets	$34,070,086	$31,507,680

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,874,286	$3,862,874
Expense waivers – related parties	17,793	69,684
Operating lease liabilities, current portion	680,223	513,071
Notes payable - related parties	603,500	603,500
Loans - property and equipment, current portion	35,896	15,094
Total current liabilities	4,211,698	5,064,223

LONG TERM LIABILITIES
Loans - property and equipment, net of current portion	491,420	379,804
Operating lease liabilities, net of current portion	935,355	607,560
Deferred tax liabilities, net - foreign	169,429	169,429
Total long-term liabilities	1,596,204	1,156,793
Total liabilities	5,807,902	6,221,016

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 authorized
Series B: 49,360 issued and outstanding at March 31, 2022 and at June 30, 2021	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at March 31, 2022 and 37,485,959 at June 30, 2021	39,383	37,486
Additional paid-in capital	12,313,206	9,330,843
Accumulated other comprehensive income	121,365	142,581
Retained earnings	15,788,181	15,775,705
Total stockholders' equity	28,262,184	25,286,664
Total liabilities and stockholders' equity	$34,070,086	$31,507,680

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the Three-Month Periods Ended March 31,		For the Nine-Month Periods Ended March 31,
	2022	2021	2022	2021

Net revenue
Fund management - related party	$5,868,558	$5,997,085	$17,226,969	$19,182,801
Food products	1,667,345	2,015,529	6,131,791	6,212,698
Security systems	555,006	717,664	1,888,362	2,013,819
Beauty products and other	702,779	813,084	2,716,702	2,846,052
Net revenue	8,793,688	9,543,362	27,963,824	30,255,370

Cost of revenue	2,065,422	2,336,541	7,132,249	7,121,339

Gross profit	6,728,266	7,206,821	20,831,575	23,134,031

Operating expense
General and administrative expense	1,651,057	1,512,387	4,973,337	5,071,090
Fund operations	1,171,282	860,027	3,375,135	2,562,525
Marketing and advertising	755,403	689,939	2,160,180	2,227,322
Depreciation and amortization	136,909	178,588	424,727	521,584
Salaries and compensation	1,969,998	1,925,571	6,677,378	6,106,978
Legal settlement	-	-	2,500,000	-
Total operating expenses	5,684,649	5,166,512	20,110,757	16,489,499

Income from operations	1,043,617	2,040,309	720,818	6,644,532

Other income:
Other income	251,767	26,748	46,398	203,275
Interest and dividend income	5,546	6,730	19,030	22,193
Interest expense	(9,856)	(9,988)	(30,142)	(30,215)
Total other income, net	247,457	23,490	35,286	195,253

Income before income taxes	1,291,074	2,063,799	756,104	6,839,785

Provision of income taxes	(420,940)	(480,991)	(743,628)	(1,685,754)

Net income	$870,134	$1,582,808	$12,476	$5,154,031

Weighted average shares of common stock
Basic and diluted	38,831,576	38,473,159	38,561,536	38,473,159

Net income per common share
Basic and diluted	$0.02	$0.04	$0.00	$0.13

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Net income	$870,134	$1,582,808	$12,476	$5,154,031

Other comprehensive income:
Foreign currency translation gain (loss)	79,394	(17,317)	(21,216)	352,829
Comprehensive income (loss)	$949,528	$1,565,491	$(8,740)	$5,506,860

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2022 AND MARCH 31, 2021

(UNAUDITED)

Period Ending March 31, 2022	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664
Loss on currency translation	-	-	-	-	-	(86,168)	-	(86,168)
Net loss	-	-	-	-	-	-	(1,880,993)	(1,880,993)
Balance at September 30, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$56,413	$13,894,712	$23,319,503
Loss on currency translation	-	-	-	-	-	(14,442)	-	(14,442)
Net income	-	-	-	-	-	-	1,023,335	1,023,335
Balance at December 31, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$41,971	$14,918,047	$24,328,396
Gain on currency translation	-	-	-	-	-	79,394	-	79,394
Issuance of common stock in public offering, net of issuance costs $545,090	-	-	1,897,500	1,897	2,982,363	-	-	2,984,260
Net income	-	-	-	-	-	-	870,134	870,134
Balance at March 31, 2022	49,360	$49	39,383,459	$39,383	$12,313,206	$121,365	$15,788,181	$28,262,184

Period Ending March 31, 2021	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at July 1, 2020	53,032	$53	37,412,519	$37,412	$9,330,913	$(144,744)	$9,926,262	$19,149,896
Gain on currency translation	-	-	-	-	-	72,714	-	72,714
Net income	-	-	-	-	-	-	2,219,434	2,219,434
Balance at September 30, 2020	53,032	$53	37,412,519	$37,412	$9,330,913	$(72,030)	$12,145,696	$21,442,044
Gain on currency translation	-	-	-	-	-	297,432	-	297,432
Net income	-	-	-	-	-	-	1,351,788	1,351,788
Balance at December 31, 2020	53,032	$53	37,412,519	$37,412	$9,330,913	$225,402	$13,497,484	$23,091,264
Loss on currency translation	-	-	-	-	-	(17,317)	-	(17,317)
Conversion of preferred stock to common stock	(3,672)	(4)	73,440	74	(70)	-	-	-
Net income	-	-	-	-	-	-	1,582,808	1,582,808
Balance at March 31, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$208,085	$15,080,292	$24,656,755

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine-Month Periods Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,476	$5,154,031
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	424,727	521,584
Bad debt expense	3,175	14,082
Impairment to inventory value	3,478	67,576
Unrealized gain on investments	(116,148)	(5,146)
Loss (gain) on disposal of equipment	37,189	(2,148)
Operating lease right-of-use asset - non-cash lease cost	494,375	420,948

Decrease (increase) in current assets:
Accounts receivable	57,416	(91,002)
Accounts receivable - related party	(308,514)	559,327
Prepaid income taxes and tax receivable	43,440	302,313
Inventories	(341,966)	(254,177)
Other current assets	(551,815)	47,336
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(979,332)	(808,350)
Operating lease liabilities	(500,857)	(424,071)
Expense waivers - related party	(51,891)	(183,006)
Net cash (used in) provided by operating activities	(1,774,247)	5,319,297

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of business assets	-	(993,435)
Purchase of real estate and equipment	(5,224)	(41,074)
Proceeds from sale of property and equipment	-	2,148
Sale of investments	506,492	-
Purchase of investments	(1,501,980)	(492)
Net cash used in investing activities	(1,000,712)	(1,032,853)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of underwriter discounts	3,529,350	-
Payment of issuance cost of common stock	(545,090)	-
Payment of finance lease liabilities	(4,167)	-
Repayment of property and equipment loans	(11,159)	(25,394)
Net cash provided by (used in) financing activities	2,968,934	(25,394)

Effect of exchange rate change on cash and cash equivalents	(86,305)	190,171

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	107,670	4,451,221

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	16,086,944	9,826,042

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$16,194,614	$14,277,263

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$12,264	$11,989
Income taxes paid, net of refunds	$833,901	$1,247,005
Non-cash financing and investing activities:
Acquisition of operating right-of-use assets through operating lease obligations	$995,805	$730,741
Reclassification of acquisition deposit	$-	$122,111
Acquisition of equipment through finance lease liability	$150,625	$-
Fair value of warrants of common stock issued to underwriters	$132,000	$-